CSW International, Inc.
                               Statement of Income
                    For the Quarter Ended September 30, 1999
                                   (Unaudited)
                                    ($000's)


          Operating Revenues
            Electric revenues                   $ 301,776
            Other diversified                      52,746
                                                ----------
                                                  354,522
                                                ----------

          Operating Expenses
            Cost of electric sales                180,413
            General and administrative             82,161
            Depreciation and amortization          28,676
            Other diversified                      30,569
                                                ----------
                                                  321,819
                                                ----------
          Operating Income                         32,703
                                                ----------

          Other Income and (Deductions)
            Investment income                       6,653
            Interest income                         1,626
            Interest expense                      (25,954)
                                                ----------
                                                  (17,675)
                                                ----------
          Income Before Income Taxes               15,028
                                                ----------

          Provision for Income Taxes               (4,592)
                                                ----------

          Net Income                             $ 19,620
                                                ==========



NOTE: Tax benefit attributable to current agreement on settlement of prior year offshore tax liability.